Exhibit 99.1

NEWS
FOR RELEASE: 5:00 AM CT, Tuesday, September 27, 2005
CHARTER ANNOUNCES FINAL RESULTS OF PRIVATE DEBT EXCHANGE OFFERS
ST. LOUIS, MO - Charter Communications, Inc. (Nasdaq: CHTR) today announced the final results of the offers by its subsidiaries, CCH I, LLC (“CCH I”) and CCH I Holdings, LLC (“CIH”), to exchange any and all of the approximately $8.43 billion aggregate principal amount of outstanding debt securities (the “Old Notes”) of Charter Communications Holdings, LLC in a private placement for new debt securities.
As of 12:00 midnight Eastern Time, Monday, September 26, 2005 (the “expiration date”), approximately $6.86 billion in total principal amount of Old Notes (approximately 81%) had been validly tendered, consisting of approximately $3.39 billion aggregate principal amount of Old Notes that mature in 2009 and 2010 (the “Old 2009-2010 Notes”) and approximately $3.47 billion aggregate principal amount of Old Notes that mature in 2011 and 2012 (the “Old 2011-2012 Notes”).
Approximately $3.53 billion principal amount of new 11.00% Senior Secured Notes due 2015 of CCH I (the “CCH I Notes”) and approximately $2.53 billion in aggregate principal amount of various series of Senior Accreting Notes due 2014 and 2015 of CIH (the “CIH Notes”) are expected to be issued and approximately $776 million aggregate principal amount of Old 2009-2010 Notes and approximately $883 million aggregate principal amount of Old 2011-2012 Notes will remain outstanding. The settlement date for the offers is expected to be September 28, 2005, subject to the terms and conditions contained in the documents relating to the offers.
“The successful results of these private exchange offers mark another significant step in our plans to extend debt maturities and reduce our indebtedness,” said Neil Smit, Charter President and Chief Executive Officer. “We’ve further improved Charter’s financial flexibility, providing increased opportunity to achieve our goal to be the premier provider of in-home entertainment and communications services in every market we serve.”
The following table shows the principal amount of each series of Old 2009-2010 Notes tendered by the expiration date, the principal amount of new CCH I Notes expected to be issued and the principal amount of Old 2009-2010 Notes expected to remain outstanding subsequent to settlement.

				Principal Amount of	Principal Amount of
	Principal Amount		Principal Amount	New CCH I Notes	Old Notes to Remain
CUSIP	Outstanding	Title of the Old 2009-2010 Notes	Tendered	to be Issued	Outstanding
16117PAE0	$1,244,067,000	8.625% Senior Notes due 2009	$952,107,000	$790,137,000	$291,960,000
16117PAK6	640,437,000	10.00% Senior Notes due 2009	486,269,000	417,511,000	154,168,000
16117PAT7	874,000,000	10.75% Senior Notes due 2009	743,152,000	639,972,000	130,848,000
16117PAZ3	639,567,000	9.625% Senior Notes due 2009	532,227,000	441,015,000	107,340,000
16117PAL4	318,195,000	10.25% Senior Notes due 2010	269,360,000	223,179,000	48,835,000
16117PAM2	449,500,000	11.75% Senior Discount Notes due 2010	406,321,000	350,911,000	43,179,000

Total	$4,165,766,000		$3,389,436,000	$2,862,725,000	$776,330,000
The following table shows the principal amount of each series of Old 2011-2012 Notes tendered by the expiration date, the principal amount of new CCH I Notes expected to be issued, the principal amount of new CIH Notes expected to be issued, and the principal amount of Old 2011-2012 Notes expected to remain outstanding subsequent to settlement.

				Principal Amount of	Principal Amount of	Principal Amount of
	Principal Amount		Principal Amount	New CCH I Notes	New CIH Notes	Old Notes to Remain
CUSIP	Outstanding	Title of the Old 2011-2012 Notes	Tendered	to be Issued	to be Issued	Outstanding
16117PAV2	$500,000,000	11.125% Senior Notes due 2011	$311,907,000	$105,394,000	$150,704,000	$217,297,000
16117PAF7	1,108,180,000	9.920% Senior Discount Notes due 2011	939,659,000	343,479,000	470,907,000	197,562,000
16117PBB5	709,630,000	10.00% Senior Notes due 2011	580,339,000	213,402,000	299,098,000	136,718,000
16117PBD1	939,306,000	11.75% Senior Discount Notes due 2011	830,812,000	—	814,590,000	124,641,000
16117PAW0	675,000,000	13.50% Senior Discount Notes due 2011	588,921,000	—	580,671,000	94,329,000
16117PBH2	329,720,000	12.125% Senior Discount Notes due 2012	220,978,000	—	216,719,000	112,862,000

Total	$4,261,836,000		$3,472,616,000	$662,275,000	$2,532,689,000	$883,409,000
Based upon the final results of the offers, the Old 2011-2012 Notes tendered for CCH I Notes are expected to be pro rated (in accordance with the terms of the offers) as follows:
•	Approximately 51% of the 11.125% Senior Notes due 2011, 9.92% Senior Discount Notes due 2011 and 10.00% Senior Notes due 2011 tendered for CCH I Notes are expected to be exchanged for CCH I Notes;

•	None of the 11.75% Senior Discount Notes due 2011, 13.50% Senior Discount Notes due 2011 and 12.125% Senior Discount Notes due 2012 tendered for CCH I Notes are expected to be exchanged for CCH I Notes; and

•	Approximately $94 million principal amount of Old 2011-2012 Notes tendered for the CCH I Note option (with an election to have the Old Notes returned in the event of proration) are expected to be returned.
The numbers contained in this release are subject to final settlement calculations and the other terms of the offers.
The offers were made only to qualified institutional buyers and institutional accredited investors inside the United States and to certain non-U.S. investors located outside the United States.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

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About Charter Communications
Charter Communications, Inc., a broadband communications company, provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital™, Charter High-Speed™ Internet service and Charter Telephone™. Charter Business™ provides scalable, tailored and cost-effective broadband communications solutions to organizations of all sizes through business-to-business Internet, data networking, video and music services. Advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com .
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Contact:

Press:	Analysts:
David Andersen	Mary Jo Moehle
(314) 543-2213	(314) 543-2397
Cautionary Statement Regarding Forward-Looking Statements:
This release includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:
•	the availability of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources;

•	our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services and to maintain a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which would result in a violation of the applicable facility or indenture and could trigger a default of other obligations under cross-default provisions;

•	our ability to repay or refinance debt as it becomes due;

•	our ability to obtain programming at reasonable prices or to pass cost increases on to our customers;

•	general business conditions, economic uncertainty or slowdown; and

•	the effects of governmental regulation, including but not limited to local franchise taxing authorities, on our business.
All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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